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                                                                   EXHIBIT 10.28

THIS LEASE is made the 11th day of December 2000 BETWEEN PETER LYONS of Oranswell, Bushypark, Galway in the County of Galway (hereinafter called "the Landlord") of the First Part G & D, Inc. (trading as Star Guide Corporation) having its registered office at 470 South Kavajo, Denver, Colorado 80223 U.S.A. (hereinafter called "the Guarantor") of the Second Part and SEAZUN LIMITED having its registered office at 5 Westlink Commercial Park, Oranmore in the County of Galway (hereinafter called "the Tenant") of the Third Part.

WITNESSETH as follows:-

DEFINITIONS:

1.1 The terms defined in this clause shall for all purposes of this Lease have the meanings specified in this clause.

1.2 "the Premises" shall mean ALL THAT part of the lands of Carrowmoneash in the Barony of Dunkellin and County of Galway comprising Unit 5 Westlink Commercial Park, Oranmore in the County of Galway and being more particularly delineated and edged red on the attached Plan TOGETHER WITH the industrial building erected thereon or on some part thereof TOGETHER ALSO WITH the Landlord's fixtures and fittings therein.

1.3 "the Rights" shall mean the rights set out in Schedule I hereof.

1.4 "the Exceptions" shall mean the exceptions and reservations set out in
Schedule II hereof.

1.5 "Pipes" shall mean and include pipes, sewers, drains, conduits, ditches, water courses, culverts, wires, cables, channels and all other conducting media.

1.6 "the Term" shall mean the term of 21 years from and including the 1st day of October 2000 and in relation to Clauses 4 - 6 hereof shall include the period of any holding-over or any extension or continuance thereof whether by statute or by common law where the context so admits.


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1.7 "the Rent" shall mean;

(a) until the lst day of October 2005 the yearly rent of IRE58,000 exclusive;

(b) during the remainder of the Term such other rent as may become payable under the provisions of Schedule III hereof.

1.8 "the Tenant's Covenants" shall mean the covenants set out in Schedule IV hereof.

1.9 "the Landlord's Covenants" shall mean the covenants set out in Schedule V hereof.

1.10 "the Insured Risks" shall mean fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks, apparatus or pipes, impact from aircraft and other aerial devices and any articles dropped therefrom, earthquake, riot, civil commotion, strikes, locked out workers and malicious persons and such other risks as the Landlord acting reasonably shall from time to time consider necessary subject to the availability of insurance cover against such risks and to the extent that and subject to such conditions as insurance cover against any such buildings is generally available.

1.11 "interest" shall mean interest at the rate of interest charged in respect of Income Tax under the Income Tax Act 1967.

1.12 "the Planning Acts" shall mean the Planning and Development Act 2000 and all statutes regulations and orders included by virtue of Clause 2.5 hereof.

1.13 "development" shall have the meaning given to it by the Planning Acts.

1.14 "the Surveyor" shall mean any person or firm appointed by or acting for the Landlord to perform the function of the Surveyor for any purposes of this Lease.



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INTERPRETATION:

2.1 The expression "the Landlord" means the above named its successors and assigns and where the context so admits includes such other person or parties in whom for the time being the reversion immediately expectant upon the term granted by this Lease shall be vested and "the Tenant" means the above named its successors in title and permitted assigns and where the context so admits includes such other parties or party in whom for the time being the Term shall be vested.

2.2 Where the Landlord or the Tenant for the time being are two or more individuals the terms the Landlord and the Tenant shall include the plural number and the obligations expressed or implied to be made by or with such party shall be deemed to be made by or with such individuals jointly and severally.

2.3 Words importing the neuter gender include the masculine or feminine gender (as the case may be) and words importing the masculine gender include the feminine gender and vice versa and words importing the singular number include the plural number and vice versa.

2.4 References to any right exercised by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right by and in common with all persons authorised by the Landlord and all other persons having a like right.

2.5 Any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any regulations or orders made thereunder.

2.6 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit such act or thing to be done.



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2.7 The paragraph headings do not form part of this Lease and shall not be taken into account in the construction or interpretation thereof.

THE DEMISE

3. The Landlord HEREBY DEMISES unto the Tenant the Premises TOGETHER WITH the Rights EXCEPTING and RESERVING unto the Landlord the Exceptions TO HOLD the same unto the Tenant for the Term PAYING therefor unto the Landlord the Rent without any deduction by equal monthly payments in advance to the credit of the Landlords account number 80194529 in Bank of Ireland, 43 Eyre Square, Galway on the day of each month in every year and so in proportion for any period less than a year the first such payment to be paid on the execution hereof.

COVENANTS:

4.1 The Tenant hereby covenants with the Landlord to observe and perform the Tenant's Covenants at all times during the term.

4.2 The Landlord hereby covenants with the Tenant to observe and perform the Landlord's Covenants at all times during the Term.

PROVISOES:

5.1 If and whenever during the Term

(a) the rents (that is the rent as defined and the proportion of the insurance premium) shall be in arrear and unpaid for twenty one days next after becoming payable (whether formally demanded or not); or

(b) there shall be any material breach or non performance or non-observance of any of the covenants on the part of the Tenant herein contained; or



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(c)      the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or have a receiver appointed of its undertaking or (in either case) shall enter into an arrangement or composition for the benefit of its creditors or suffer any distress or execution to be levied on its goods; then, and in any of the said cases, it shall be lawful for the Landlord at any time thereafter and notwithstanding the waiver of any previous right of re-entry to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach of any of the covenants herein contained.

5.2 Each of the Tenant's Covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other adjoining or neighbouring premises belonging to the Landlord,

5.3 Such of the internal division walls as divide the Premises from other premises of the Landlord shall be deemed to be party walls.

5.4 Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used for the purpose herein authorised under the Planning Acts.

5.5 Any notice or document under or in connection with this Lease shall be effectively given or served if sent by post or delivered to the intended recipient or his Solicitor or at his or their last known address. Where sent by post, the notice or document shall be deemed to be given or served on the second day after posting.



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5.6 If the Premises or any part thereof or access thereto shall at any time during the Term be destroyed or so damaged by fire or any other risk insured against by the Landlord so that the Premises or any part thereof shall be unfit for occupation or use then (i) the Tenant shall not be entitled to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act, Ireland, 1860, and (ii) unless the insurance of the Premises or the building of which the same forms part shall have been vitiated by the act, neglect, default or omission of the Tenant the Rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained, the amount of such proportion to be determined by the Surveyor, shall be suspended and cease to be payable until the Premises or the damaged portion thereof shall have been reinstated or made fit for occupation or until the expiration of three years from the catastrophe whichever is the shorter.

GUARANTEE

6. The Guarantor hereby covenants with the Landlord that if at any time

(1) During the Term or any statutory extension thereof the Tenant shall make any default in payment of rent or in observing or performing any of the covenants or restrictions herein contained the Guarantor will pay the rent and observe or perform the covenants and conditions in respect of which the Tenant shall be in default notwithstanding

         (a)      Any time or indulgence granted by the Landlord to the Tenant;

         (b)      That the Tenant may have ceased to exist;

         (c) Any other act or thing whereby but for this provision the Guarantor would have been released.



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(2)      During the Term the Tenant shall enter into liquidation and the
         Liquidator shall disclaim this Lease the Guarantor will if the Landlord shall by notice in writing within two months after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the Term which would have remained had there been no disclaimer at the same rent and subject to the same covenants and conditions as in this Lease with the exception of this clause such new Lease to take effect from the date of the said disclaimer and in such case the Guarantor shall deliver to the Landlord a counterpart of the new Lease.

OPTION TO SURRENDER

7. If the tenant is desirous of determining this lease at the end of the first five years of the Term and of such desire gives to the landlord not less than six months notice in writing and pays all rent then and in such case immediately after the expiration of the said period of five years this lease shall cease and be void but without prejudice to any claim by either party against the other in respect of any antecedent breach of any covenant or condition herein contained PROVIDED that where this Lease has been registered in the Land Registry as a burden on the Landlord's title this option to surrender shall be invalidated if the tenant fails within fourteen days after the expiration of the said period of five years to furnish to the Landlord (a) the original Lease and a formal acknowledgment of the termination of the Lease together with (where issued) the Land Certificate of such leasehold Folio as may have been opened in the Land Registry in respect of the Term or (b) satisfactory documentary evidence dealing with the absence of such documents so as to enable the Landlord to procure the cancellation or closing of the Tenant's leasehold Folio.



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                              SCHEDULE I THE RIGHTS

Right of Way

1. Full right and liberty for the Tenant its servants and licensees (in common with the Landlord) with or without vehicles at all times for all purposes connected with the Premises but not for any other purpose to pass and repass to and from the Premises over and along the roadway leading thereto.

Services

2. The free right of passage and running of water, soil, gas, electricity and other services to and from the Premises through all the Pipes now made or passing under or along the adjoining land of the Landlord.


                           SCHEDULE II THE EXCEPTIONS

Services

1. The free passage and running of water, soil, gas, electricity and other services from and to adjoining and neighbouring land and the buildings now or hereafter erected therein and through the pipes laid, made (or to be laid and made within 2l years) in, upon, through, or under the Premises and the free and uninterrupted use of all gas, electric, telephone and other Pipes serving such adjoining and neighbouring land and buildings now or at any time (within twenty one years) during the term upon through, or under the Premises.

Construct Easements

2. The right to construct and maintain in, over or under the Premises (apart from the area already built upon) any easements or services for the benefit of any adjoining property of the Landlord.



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Access

3. The right at any time during the Term (but except in cases of emergency only at reasonab1e times during normal office hours after giving reasonable prior notice to the Tenant and by prior appointment except where the Tenant unreasonably refuses to make an appointment within a reasonable time of a request from the Landlord) to enter (or in case of emergency to break and enter) upon the Premises in order;

(a) to inspect, cleanse, repair, amend, remove or replace with others the Pipes referred to in Paragraph 1 of this Schedule;

(b) to inspect and execute works in connection with any of the easements or the services referred to in this Schedule;

(c) to view the state and condition of and to repair and maintain any adjoining property where such work would not otherwise be reasonably practicable;

(d) to carry out work or to do anything whatsoever comprised within the Landlord's obligations herein contained whether or not the Tenant is liable hereunder to make a contribution;

(e) to exercise any of the rights possessed by the Landlord under the terms of this Lease;

PROVIDED that the Landlord shall cause as little inconvenience to the tenant as possible and make good without delay any damage thereby caused to the Premises.

Light

4. Full right and liberty at any time hereafter and from time to time to execute works and erections upon or to alter or rebuild any of the buildings erected on the Landlord's adjoining and neighbouring lands and to use such adjoining and neighbouring lands and buildings now or hereafter erected thereon in such manner as it shall think fit notwithstanding that the access of light and air to the premises may thereby be interfered with.



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                            SCHEDULE III RENT REVIEW

Definitions and interpretation

1. For the purpose of this Lease;

(1) "Review Date" shall mean the 1st day of October 2005 and every fifth anniversary of that date.

(2) "the Open Market Rent" shall mean the rent at which the Premises (or at the option of the Landlord pursuant to Clause IV of this Schedule similar premises in the County Borough of Galway (mutatis mutandi) might reasonably be expected to be let as a whole at the relevant Review Date in the open market by a willing Landlord to a willing Tenant without a premium with vacant possession of the whole and subject to the provisions of this Lease other than the amount of the Rent but including the provisions for rent review for a term equal to that granted by this Lease.

         (a)      on the assumptions that;

         (i) at the relevant Review Date the Premises are fit for immediate occupation and use and that no alterations nor additions had been carried out thereto by the Tenant or its predecessors in title during the Term which have diminished the rental value of the Premises and that if the Premises have been destroyed or damaged they have been fully restored;

         (ii) the Tenant's covenants herein contained have been fully performed and observed until the relevant Review Date;

         (b)      but there shall be disregarded



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                  (i) all trade fixtures and fittings affixed to the Premises either by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant the Term or by any tenant or sub-tenant of the Premises before the commencement of the Term;

                  (ii) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Premises;

                  (iii) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant its sub-tenants or their respective predecessors in title in their respective businesses; and

                  (iv) any increase in the rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises or any part thereof carried out with consent (where required) of and otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant the Term or by any tenant or sub-tenant of the Premises before the commencement of the Term so long as the Landlord or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises.

(3) Any reference to the President of the Irish Auctioneers and Valuers Institute shall include the duly appointed deputy of the said President or any person authorised by the said President to make appointments on his behalf.



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The Rent Review

2. At each Review Date the Rent shall be reviewed in accordance with the provisions of this Schedule and from and after each Review Date the Rent payable in respect of the Premises shall be the greater of the Rent being paid immediately before the Review Date or the Open Market Rent on the Review Date.

Fixing the Reviewed Rent

3. The Open Market Rent at any Review Date may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) will be determined by an arbitrator to be appointed either by agreement between the parties or on the application of either party made not more than three months before or at any time after the relevant Review Date by the President for the time being of the Irish Auctioneers and Valuers Institute.

Option of Landlord

4. At the option of the Landlord the Open Market Rent at each Relevant Review Date shall be fixed and determined as if the Premises were located in the County Borough of Galway rather than at Carrowmoneash, Oranmore, Co. Galway.

Arbitration

5. The arbitration shall be conducted in accordance with the Arbitration Acts, 1954 to 1998 and the decision of the arbitrator shall be final and binding.

Memoranda of Revised Rent

6. When the amount of any Rent to be ascertained as hereinbefore provided shall have been so ascertained, memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and counterpart thereof and the parties shall bear their own costs in respect thereof.



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Payment on Account pending Determination

7. If and so often as the Rent in respect of any period has not been ascertained pursuant to the foregoing provisions before the first day hereby appointed for payment the Tenant shall continue to pay at the rate equal to the Rent payable immediately before the commencement of the relevant period (such payments being on account of the Rent for that period) until the first day for payment of the Rent after Rent for that period has been ascertained (hereinafter called "the Payment Date").

Payment on Determination

8. On the payment date there shall be payable by the Tenant to the Landlord by way of rent (in addition to the amount of the Rent otherwise due on that day) the aggregate of the amounts by which the instalments of the Rent payable on account in respect of that period in accordance with paragraph 7 hereof fall short of the amounts which would have been payable if the Rent for that period had been ascertained before the first day for payment (hereinafter called "the Ascertained Rent") and the arbitrator may direct that Interest be paid on each instalment due prior to the Payment Date on the difference between the Rent paid on account in accordance with paragraph 7 hereof and the Ascertained Rent for the period from the date the said instalment was due up to the date upon which payment is actually made and the arbitrator shall so direct if in his view it is reasonable in all the circumstances including the parties' conduct on the review and the result of his substantive determination.

Statutory Rent Restriction

9. If at any of the Review Dates there shall be in force a statute which shall prevent, restrict or modify the Landlord's right



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to review and increase the Rent in accordance with this Lease, the Landlord shall when such restriction or modification is removed, relaxed or modified be entitled on giving not less than one month's notice in writing to the Tenant to proceed with any review of the Rent which may have been prevented (or further to review the Rent in respect of any review where the Landlord's right was restricted or modified) and the date specified in the said notice shall be deemed for the purposes hereof to be a Review Date (providing that nothing herein shall be construed as varying any subsequent Review Dates) and the Landlord shall be entitled to recover any resulting increase in Rent with effect from such date as shall then be permitted by law.


                       SCHEDULE IV THE TENANT'S COVENANTS

Rent

1. To pay the rent on the days and in the manner aforesaid provided that if and so long as the amount of rent which the Tenant is liable to pay shall be restricted by law the Tenant will in lieu of the Rent pay the maximum amount of rent which such restriction may from time to time allow and in such circumstances the term "the Rent" shall be construed as meaning such maximum amount PROVIDED ALWAYS that the said maximum rent does not exceed the rent payable under the Lease at that time in which case the lesser amount shall apply.

Outqoings

2. To pay and indemnify the Landlord against all rates, taxes, assessments, duties, charges, impositions and outgoings which now are or during the Term shall be charged, assessed or imposed upon the Premises or any part thereof or upon the owner or occupier thereof and to pay the Value Added Tax and Stamp Duty due or payable or arising under or in connection with this Lease and the Counterpart thereof.



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Shared Items

3. To pay the Landlord on demand a fair proportion (to be finally and conclusively determined by the Surveyor (such determination to be conclusive as to matters of fact but not as to questions of law)) of the expense of maintaining, keeping in good and substantial repair and condition, re-instating and (where appropriate) cleaning all party walls, fences, pipes, roads, sewers and sewerage treatment plant, lighting, open space and other things, works and services as the Landlord shall consider ought properly or reasonably to be provided or undertaken for or in connection with or in relation to the efficient operation of Westlink Commercial Park or any part thereof, the use of which is common to the Premises and to other premises and the fair proportion of the expense shall be that fraction thereof which has as its numerator the ground floor built upon area of the Premises as its denominator the ground floor built upon area of all of the units or buildings at Westlink Commercial Park at the corresponding time.

Insurance

4.1 To repay to the Landlord on demand the sums which the Landlord shall from time to time pay by way of Premiums (and all of any increased premiums payable by reason of any act use or omission by or on the part of the Tenant) for keeping the Premises insured under the covenant on the part of the Landlord contained in Paragraph 2 of Schedule V hereof.

4.2 Not to do or omit anything whereby any policy of insurance on the building of which the Premises forms part may become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and has agreed to pay the increased premiums) anything whereby additional insurance premiums may become payable.



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4.3 In the event of the Premises or any part thereof being destroyed by any of the Insured Risks at any time during the Term and the insurance money under any policy of insurance effected thereon being by reason of any act or default of the Tenant wholly or partially irrecoverable forthwith in every such case to rebuild and reinstate at its own expense the building of which the Premises forms part or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance as aforesaid.

4.4 If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of an obligation herein contained) then to apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

Repair

5. To keep the Premises and the Pipes therein or used exclusively by the Tenant together with the fences or walls and any other means of demarcation on the boundaries in good and substantial repair and condition and well cleansed and maintained.

Decoration

6. In the year 2004 and every fifth year thereafter and also in the last year of the Term (whether determined by affluxion of time or otherwise) to prepare and paint, grain and varnish in a good and workmanlike manner all external parts of the Premises previously or



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usually painted, grained and varnished respectively in colours approved by the
Landlord (such approval not to be unreasonably withheld) and in the year 2004 and every fifth year thereafter and also in the last year of the Term whether determined by affluxion of time or otherwise) in like manner to paint, grain, varnish, whitewash, colour and paper with paper of a suitable quality all internal parts of the Premises previously or usually so treated such painting (both external and internal) to be with two coats of good quality paint previously approved by the Landlord (such approval not to be unreasonably withheld).

Keep Tidy

7. Not at any time during the Term to allow or permit any weeds or undergrowth to accumulate upon the Premises or any part thereof for the time being remaining unbuilt upon nor to cause or allow any roads or pavements abutting on the Premises to be untidy or in a dirty condition but at all times to keep the Premises and the said land, roads and footpaths in a clean neat and tidy state and condition and free from weeds, deposits of materials and refuse and not to bring or keep or suffer to be brought or kept upon any land as aforesaid any materials, equipment or plant or anything which is or might become untidy, uncleanly or unsightly and within one month of the service thereof to comply with the requirements of any written notice to restore the amenity as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Premises and carry out any necessary works arid to recover the cost thereof from the Tenant.

Amenity Land

8. No Clause.

Residence



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9. Not to permit or suffer the Premises or any part thereof to be used as a residence or sleeping place of any person.

Smoke Abatement

10. To ensure that every furnace employed in the working of engines by steam or other motive power and every other furnace employed in any building or erection on the Premises is constructed so as substantially to consume or burn the smoke arising therefrom and not to use or suffer to be used negligently any such furnace so that the smoke arising therefrom is not substantially consumed or burned and not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine, furnace, chimney or other apparatus on the Premises without using the best practicable means for preventing or counteracting such emission.

Pollution

11. Not to permit any oil or grease or any deleterious objectionable, dangerous, poisonous or explosive matter or substance to be discharged into any Pipes and to take all reasonable measures for ensuring that any effluent so discharged will not be corrosive or otherwise harmful to the Pipes or cause obstruction or deposit therein nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or omit or allow or suffer to be done or omitted any act or thing whereby the waters of any stream or river may be polluted or the composition thereof so changed as to render the Landlord liable to any action or proceedings by any person whomsoever.



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Drains

12. To bear and pay and indemnify the Landlord against all the costs and expenses which the Landlord as the Owner of the Premises or any part thereof during the continuance of the Term ought or would be liable to bear or contribute to in or about any works, drainage or sewerage by any Act or Acts of the Oireachtas already made or hereafter to be made or by any direction or requirement of any local or public Authority in pursuance of any such Act or Acts PROVIDED ALWAYS that the Tenant shall only be liable to bear and to pay and indemnify the Landlord against costs and expenses incurred for works drainage and sewerage within the Premises and to contribute in due proportion meaning the proportion which the net internal of the Premises bears to the overall area of Westlink Commercial Park buildings of the costs and expenses incurred for works drainage and sewerage within Westlink Commercial Park.

Roof and Floor Weighting

13.1. Not without the consent in writing of the Landlord to

(a) suspend any weight from the roof or roof trusses or use the roof or roof trusses of any building forming part of the Premises for the storage of goods or to place or permit or suffer to be placed any weight thereon;

(b) bring or permit to remain upon the said Buildings any safes, machinery, goods or other articles which shall or may strain or damage the said Buildings or any part thereof.

13.2 On any application by the Tenant for the Landlord's consent under Paragraph
13.1 hereof the Landlord shall be entitled to consult and obtain the advice of an Engineer in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fees of such Engineer.



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Refuse

14. Not to deposit or permit to be deposited any rubbish or refuse or to store, stack or lay out any material used for the purpose of manufacture or otherwise on any part of the land surrounding the buildings on the Premises except where such materials are stored or stacked for immediate collection.

Machinery

15. To keep all Landlord's plant apparatus and machinery (including any boilers or lifts) upon the Premises properly maintained and in good working order and to ensure by directions to the Tenant's staff and otherwise that such plant apparatus and machinery is properly operated and to avoid damage to the Premises by vibration or otherwise.

Unloading

16. Not to unload any goods or materials from carts, wagons or lorries and convey the same from an estate road or the public highway into the Premises except through the entrance(s) provided for the purpose and not to cause thereby congestion of the adjoining estate roads and public highways nor inconvenience any other use thereof and not to permit any vehicles or animals belonging to the Tenant or its licensees, servants, agents or other persons calling on the Tenant or the Premises to stand on the estate road or any footpath or public highway in the neighbourhood of the Premises and to use its best endeavours to ensure that such licensees, servants, agents, and other persons calling on the Tenant or the Premises shall not permit any vehicle or animals to stand on any such estate, road, footpath or public highway.

User

17.1 Not to do (or permit or suffer to remain upon the Premises or any part thereof) anything which constitutes an nuisance or causes an injury or damage to the Landlord or its Tenants or the occupiers of adjacent or neighbouring Premises.

17.2 Not to store or bring upon the Premises any article, substance or liquid of especially combustible, inflammable or dangerous nature and to comply with all recommendations of the insurers and fire authority as to fire precautions relating to the Premises.

17.3 Not to use the Premises or any part thereof nor permit the same to be used for any dangerous, noxious, noisy or offensive trade or business or as a betting office or for residential purposes nor for any illegal or immoral act or purpose and no sale by auction shall take place therein.

17.4 To use and occupy the Premises for manufacture and ancillary (including office) purposes.

Alterations

18.1 Not to excavate or dig remove sell or dispose of any minerals, earth, clay, gravel, chalk or sand from the Premises nor to sink any well thereon except so far as shall be approved by the Landlord in writing.

18.2 Not to commit or permit waste and not to cut, remove, divide, alter, maim or injure the Premises or any part thereof or any of the ceilings, walls, floors, principal girders or structure of any buildings now or at any time hereafter forming part of the Premises nor the Pipes in on or under or serving the Premises nor to

(a) build, erect, construct, or place any new or additional building erections or work on the Premises or any part thereof;

(b) make any alterations or additions or improvement to the Premises or any buildings now or at any time hereafter forming part of the Premises.

18.3 Not to change the design or appearance or decorative scheme of the exterior of the Premises except with the Landlord's consent (such consent not to be unreasonably withheld.)

18.4 To remove any additional buildings, additions or alterations made to the Premises at the expiration or sooner determination of the Term if so requested by the Landlord.

Planning Acts

19.1 To comply in all respects with the provisions and requirements of the Planning Acts whether as to the permitted user hereunder or otherwise and to indemnify (both after the expiration of the Term by affluxion of time or otherwise and during its continuance) and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention thereof.

19.2 Forthwith to produce to the Landlord any notice, order or proposal, permission or consent relating to the Premises given or issued to the Tenant by a Planning Authority under or by virtue of the Planning Acts and at the cost of the Landlord join with the Landlord in making any objection or representation against the same that the Landlord shall deem appropriate.

19.3 To obtain at the expense in all respects of the Tenant all planning permissions and serve all such notices as may be required for the carrying out of any operations on the Premises or any use thereof at the commencement which may constitute development provided that no application for planning permission shall be made without the previous consent in writing of the Landlord.

19.4 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such use as aforesaid.

19.5 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use thereof before all necessary notices under the Planning Acts in respect thereof have been served or before all such notices and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as is satisfactory to the Landlord it being understood that the Landlord may refuse so to express its satisfaction with any such planning permission on the grounds that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Surveyor be or be likely to be prejudicial to its interest in the Premises or the building of which the Premises forms part whether during the Term or following the determination or expiration thereof.

19.6 Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term;

(a) any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun before such expiration or sooner determination;

         and

(b) any development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts.

Statutory Obligations

20.1 At its own expense to do and execute all such works as shall be required at any time during the Term to be done or executed in or upon the Premises by the occupier under or by virtue of any Act being in force or by the direction of any Local or Public Authority.

20.2 Without prejudice to the generality of the foregoing provisions to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bye laws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on by the Tenant on the Premises.

Access of Landlord and Notice to Repair

21.1 To permit the Landlord at reasonable times to enter upon the Premises for the purpose of

(a) taking schedules or inventories of fixtures and fittings to be yielded up at the expiration of the Term; and

(b) ascertaining that the covenants and conditions herein contained have been duly observed and performed and in particular to view the state of repair and condition of the Premises and of defects and wants of repair, cleansing, maintenance amendments and painting then and there found and to give to the Tenant or leave upon the Premises a notice in writing specifying any repairs, cleaning, maintenance, amendments and painting necessary to be done and to require the Tenant forthwith to execute the same.

21.2 To forthwith repair, cleanse, maintain, amend and paint the Premises as required by such notice and in accordance with the covenants in that behalf hereinbefore contained.

21.3 If the Tenant shall not within one month after service of such notice proceed diligently with the execution of the same or shall have failed to complete the same within two months to permit the Landlord and its contractors, agents and workmen to enter upon the

Premises to execute such works as may be necessary to comply with the same and to pay to the Landlord the cost of executing such works and all expenses incurred by the Landlord in connection with the same (including legal costs and surveyor's fees) within fourteen days of a written demand in that behalf.

Dealing

22.1 Not to assign, charge, underlet nor part with the possession of part only of the Premises nor to share the occupation of the Premises or any part thereof with any other person, firm or company, save for such term or in such circumstance that the other person firm or company does not acquire the right to claim relief under the Landlord and Tenant Acts.

22.2 In the case of an underlease not to underlet the Premises (or any part thereof) at a rent below the Rent payable by the Tenant hereunder at the date of the said underletting.

22.3 Not to assign, charge, underlet nor part with possession of the whole of the Premises except with the previous written consent of the Landlord which shall not be unreasonably withheld and upon any assignment or underletting to;

(a) obtain a direct covenant by the assignee or under-tenant with the Landlord to observe and perform the covenants and restrictions of this Lease for the remainder of the Term and in the case of an assignment to pay the rent reserved by this Lease; and

(b) if the Landlord shall require, provide two acceptable Guarantors for any private limited company.

22.4 To include in or to ensure that there is included in every underlease and sub-lease similar restrictions on assignment, underletting and parting with possession and the same provisions for direct covenants with and registration with the Landlord as those contained in this Lease.

Signs and Advertisements

23. Not to erect any hoardings or advertising station on the Premises and not to permit any signs, placards or bills to affixed to any buildings forming part of the Premises other than such reasonable notices relating to the Tenant's business which are normally and reasonably displayed subject to the approval of the Landlord and compliance with the Planning Acts.

24. Not to erect or to bring upon the Premises or any part thereof any hut, shed, garage, cycle shelter, store, caravan, house on wheels or any building or erection of a temporary or moveable character, design or nature without the approval of the Landlord such approval not to be unreasonably refused.

Notices Specifying Breach

25.1 To pay all costs, charges and expenses including Solicitors' costs and Surveyors' fees incurred by the Landlord for the purposes of and incidental to the preparation and service of a notice under Section 14 of the Conveyancing Act, 1881 and Section 2 and 4 of the Conveyancing Act, 1892 or incurred in or in contemplation of proceedings under the said Sections notwithstanding in any such case forfeiture is avoided otherwise than by relief granted by the Court.

25.2 To pay all costs, charges and expenses including Solicitors' costs and Surveyors' fees incurred by the Landlord for the purposes of and incidental to the service of all notices and schedules relating to wants of repair to the Premises and whether served during or after the expiration or sooner determination of the Term (but relating in all cases to such wants of repair that accrued not later than such expiration or sooner determination).

Indemnities

26. To be responsible for and to indemnify the Landlord against all damage occasioned to the Premises or any adjacent or neighbouring Premises or to any person and to indemnify the Landlord against all actions, claims, proceedings, costs, expenses and demands made against the Landlord as a result of

(a) any act, omission or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant and

(b) any breach or non-observance by the Tenant of the Tenant's Covenants and other terms hereof.

Re-Letting Boards

27. To permit the Landlord at any time during the last six months of the Term (or sooner if the Rent or any part thereof shall be in arrear and unpaid for upwards of one calendar month) to enter upon the Premises and affix and retain without interference upon any part of the Premises a notice for re-letting the same and during such period to permit persons with written authority of the Landlord or its agent at reasonable times of the day to view the Premises without interruption but so that the Landlord shall not interfere with the tenants business.

Landlord's Rights

28. To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights excepted and reserved to it by virtue of the provisions of this Lease.

Plans

29. If and when called upon so to do to produce to the Landlord or the Surveyor all such Plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with in all respects.

Encroachment

30.1 Not to stock up darken or obstruct any windows or lights belonging to the Premises or any other premises belonging to the Landlord.

30.2 Not to permit any new window, light, opening, doorway, path, passage, drain or other encroachment or easement to be made or acquired in against out of or upon the Premises and that in case any such window, light, opening, path, passage, drain or other encroachment or easement shall be made or acquired or attempted to be made or acquired the Tenant will give immediate notice thereof to the Landlord and will at the request and cost of the Landlord adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement.

Yield Up

31. To yield up the Premises at the expiration or sooner determination of the Term in good and substantial repair and condition in accordance with the Tenant's covenants and to dismantle and remove from the Premises all the Tenant's fixtures if so required by the Landlord and to make good any part or parts of the Premises which may be damaged in such dismantling and/or removal.

Licence Fees

32. To pay all legal costs and surveyors' fees incurred by the Landlord attendant upon or incidental to every application made by the Tenant for a consent or licence hereinbefore required or made necessary whether the same be granted, refused, withdrawn or offered subject to qualifications or conditions.

Interest on Arrears

33. If and whenever the Tenant shall fail to pay the Rent or any other sum due under this Lease within fourteen days of the due date the Tenant shall pay to the Landlord Interest on such Rent or other money as the case may be from the date when it was due to the date on which it is actually paid.

Management Company

34. In the event of the Landlord transferring or making over to a Management Company the common areas of Westlink Commercial Park.

(1)      To apply for and accept membership of the Management Company.

(2) Not to assign or transfer the Premises except to a person who has committed himself to apply to become registered as a member of the Management Company.

(3) To ensure that any transfer or disposition of this Lease shall contain a covenant by the Transferee or Disponee in the terms of the preceding sub-paragraph.

(4) That so long as the Tenant retains any estate or interest in the Premises it will not resign from or dispose of the rights attaching to its membership of the Management Company to any person other than a Mortgagee of the Premises.

(5)      That if the Tenant is not a member of the Management Company

         (a) The Lessee will carry out the obligations attaching to members of the Management Company, and

         (b) Upon being requested by the Landlord or the Management Company, the Tenant will apply to become registered as a member of the Management Company.

Sale of reversion

35. To permit upon reasonable notice (not less than twenty four hours at any time during the Term prospective purchasers of or dealers in or agents instructed in connection with the sale of the Landlord's reversion or of any interest superior to the Term upon reasonable notice to view the Premises without interruption providing the same are authorised in writing by the Landlord or its agents and so as to take account of the Tenant's reasonable security requirements.

Notices

36. To give full particulars to the Landlord of any notice direction or order or proposal for the same made, given or issued to the Tenant by any Local or Public Authority within seven days of the receipt of the same and if so required by the Landlord to produce the same to the Landlord and without delay to take all necessary steps to comply with any such notice, direction or order and at the request of the Landlord to make or join with the Landlord in making, such objection or representation against or in respect of any proposal for such a notice, direction or order as the Landlord shall deem expedient.

                       SCHEDULE V  THE LANDLORD'S COVENANTS

Quiet Enjoyment

1. That the Tenant may peaceably and quietly hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord.

Insurance

2.1 To insure and keep insured (unless such insurance shall be vitiated by any act of the Tenant or the Tenants servants or visitors) in such sum as the Landlord shall from time to time be advised by the Surveyor as being the full cost of reinstatement thereof the Premises (together with an appropriate addition for professional fees and three years loss of rent under this Lease) against loss or damage by any or all of the Insured Risks and to produce to the Tenant on demand either a policy of such insurance and the receipt for the last premium or reasonable evidence from the insurers of the terms of the policy and the fact that the same is subsisting and in effect and (subject as hereinafter provided) in case of destruction of or damage to the Premises by the Insured Risks or any of them the Landlord will with all convenient speed take such steps as may be requisite and proper to obtain any necessary permits and consents under any regulations or enactment for the time being in force to enable the Landlord to rebuild and reinstate the same and will as soon as such permits and consents have been obtained, spend and lay out all monies received in respect of such Insurance (except sums in respect of loss of rent) in rebuilding or reinstating the part of the Premises so destroyed or damaged provided always that if the rebuilding or reinstatement of the Premises shall be prevented or frustrated, all such insurance monies relating to the Premises shall be the absolute property of the Landlord.

2.2 To use all reasonable endeavours to procure a waiver by the Insurers of their subrogation rights against the tenant.

Maintenance

3. To undertake the works of maintenance, keeping in good and substantial repair and condition, reinstatment and (where appropriate) cleansing as are referred to in Clause 3 Schedule IV hereof and to indemnify the Tenant in respect of the failure to undertake such works.

IT IS HEREBY AGREED that the Landlord shall be entitled to transfer or otherwise make over the freehold or other superior interest in the communal parts of Westlink Commercial Park to a Management Company incorporated for this purpose and that in this event the Management Company shall observe and perform the obligations and covenants on the part of the Landlord in this Lease in so far as concerns the said communal areas and on such transfer or making over the obligations of the Landlord to observe and perform any obligations and covenants in relation thereto shall cease.

IT IS HEREBY CERTIFIED that the consideration (other than rent) for the lease is wholly attributable to property which is not residential property and that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) which is attributable to property which is not residential property exceeds five thousand pounds.

IT IS HEREBY FURTHER CERTIFIED that Section 53 (Lease combined with Building Agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

IT IS HEREBY FURTHER CERTIFIED that the Tenant is a qualified person within the meaning of Section 45 Land Act 1965.

IN WITNESS WHEREOF the seals of the parties were affixed hereto and the Landlord has hereunto signed his name the day and year first herein written.

SIGNED SEALED AND DELIVERED

by PETER LYONS                                                  /s/ PETER LYONS
in the presence of;

PRESENT when the Common Seal
of  G & D, Inc.
was affixed hereto.                    /s/ ERIC POLLOCK
                                       ----------------------
                                       President and Director



PRESENT when the Common Seal
of SEAZUN LIMITED
was affixed hereto;                    P. O'DONOHUE
                                       ----------------------
                                       Director

                                       [ILLEGIBLE]
                                       ----------------------
                                       Director

         1.       Definitions

                  1.2      The Premises

                  1.3      The Rights

                  1.4      The Exceptions

                  1.5      The Pipes

                  1.6      The Term

                  1.7      The Rent

                  1.8      The Tenant's Covenants

                  1.9      The Landlord's Covenants

                  l.10     The Insured Risks

                  1.11     Interest

                  1.12     The Planning Acts

                  1.13     Development

                  1.14     The Surveyor

         2.       Interpretation

         3.       The Demise

         4.       The Covenants

         5.       Provisoes

                  5.1      Re-entry

                  5.2      Effect of Waiver

                  5.3      Party Walls

                  5.4      Exclusion of Use Warranty

                  5.5      Service of Notices

                  5.6      Suspension of Rent

         6.       Guarantee

         7.       Option to Surrender

         Schedules

         I        The Rights

                  1        Right of Way

                  2        Services

         II       The Exceptions

                  1        Services

                  2        Construct Easements

                  3        Access

                  4        Light

         III      Rent Review

                  1        Definitions and Interpretation

                  2        The Rent Review

                  3        Fixing the Reviewed Rent

                  4        Option of Landlord.

                  5        Arbitration

                  6        Memoranda of Revised Rent

                  7        Payment on Account pending Determination

                  8        Payment on Determination

                  9        Statutory Rent Restriction

         IV       The Tenant's Covenants

                  1        Rent

                  2        Outgoings

                  3        Shared Items

                  4        Insurance

                  5        Repair

                  6        Decoration

                  7        Keep Tidy

                  8        No Clause

                  9        Residence

                  10       Smoke Abatement

                  11       Pollution

                  12       Drains

                  13       Roof and Floor Weighting

                  14       Refuse

                  15       Machinery

                  16       Unloading

                  17       User

                  18       Alterations

                  19       Planning Acts

                  20       Statutory Obligations

                  21       Access of Landlord and Notice to Repair

                  22       Dealing

                  23       Signs and Advertisements

                  24       Temporary Buildings

                  25       Notices Specifying Breach

                  26       Indemnities

                  27       Reletting Boards

                  28       Landlord's Rights

                  29       Plans

                  30       Encroachment

                  31       Yield Up

                  32       Licence Fees

                  33       Interest On Arrears

                  34       Management Company

                  35       Sale of Reversion

                  36       Notices

         V        The Landlord's Covenants

                  1        Quiet Enjoyment

                  2        Insurance

                  3        Maintenance

                                   Dated the 11th day of December 2000
                                     BETWEEN
                                     PETER LYONS

                                                     Landlord


                                     G & D, Inc. (t/a as Star Guide Corporation)
                                                     Guarantor

                                     SEAZUN LIMITED

                                                     Tenant






                                             LEASE






                                             Kieran Murphy & Co.,
                                             Solicitors,
                                             9 The Crescent,
                                             Galway.

                                             Ref: b423_00/KM/CD